As filed with the U.S. Securities and Exchange Commission August 7, 1996

                                               Registration No.  ___________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  Everest Security Systems Corporation
         (Exact name of registrant as specified in its charter)

Nevada                                           58-2201633
(State or other jurisdiction of                (IRS Employer
incorporation or organization)               identification no.)


     EVEREST SECURITY SYSTEMS CORPORATION 1996 EMPLOYEE CONSULTANT
                  AND ADVISOR STOCK COMPENSATION PLAN
                          (Full title of Plan)

             823 NW 57th Street, Fort Lauderdale, FL 33309
      (Address of Principal Executive Offices, including ZIP Code)

    Steven A. Sanders 50 Broad Street, Suite 437, New York, NY 10004
                (Name and address of agent for service)

                              212-344-0500
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

Title of Securities   Amount          Proposed Maximum      Proposed Maximum      Amount of
to be registered      to be           Offering Price per    Aggregate Offering    Registration
                      Registered(1)   Share                 Price                 Fee
Common Stock
$.001 par Value       75,000          $4.00                 $300,000              $102.00


(1) The amount being registered represents an aggregate of 75,000 Shares of Common Stock issuable upon exercise of a like number of options, which options were issued pursuant to the Plan. Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information

    The information required by Part I is included in documents sent or given to participants on the Everest Security Systems Corporation 1996 Employee, Consultant and Advisor Stock Compensation Plan, pursuant to Rule 428
(b)(l).

Item 2.     Registrants Information and Employee Plan Annual Information

    Participants in the Everest Security Systems Corporation 1996 Employee, Consultant and Advisor Stock Compensation Plan, are entitled to the documents incorporated by reference in Item 3. of PART II, without charge, upon written or oral request. Such request should be directed to Everest Security Systems Corporation, 823 NW 57th Street, Fort
Lauderdale, Florida 33309. The telephone number is (305) 772-0330.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

   The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission (the "Commission"). The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form
S-8, and shall be a part hereof from the date of the filing of such documents.

    (a) The Registrant's registration statement on Form 10-SB.

    (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since July 5, 1996

    (c) The description of the Common Stock which is contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities

        Not applicable.

Item 5.     Interests of Named Experts and Counsel

    The validity of the authorization and issuance of the Common Stock issuable upon exercise of the 75,000 options will be passed upon by The Law Office of Steven A. Sanders, P.C., 50 Broad Street, Suite 437, New York, NY 10004

Item 6.     Indemnification of Directors and Officers

    Section 78.751 of the Nevada General Corporation Law empowers a Nevada corporation to indemnify any person who is, or is threatened to be made a party to any threatened, pending or completed action, suit or preceding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea on nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

    Nevada General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expense, including amounts paid in settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Item 7.     Exemption from Registration Claimed

         Not Applicable

Item 8.     Exhibits

4.1 Certificate of Incorporation of the Registrant (1)

4.2 Amendment to Certificate of Incorporation of the Registrant (1)

4.3 By-laws, as amended, of the Registrant (1)

4.4 G.M. Capital Consulting Agreement

5   Opinion of The Law Office of Steven A. Sanders, P.C.

23.1 Consent of The Law Office of Steven A. Sanders, P.C. (included in
     Exhibit 5)

23.2 Consent of Semple & Cooper, independent accountants.

(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form 10-SB as amended, File No. _______ which was originally filed with the Commission May 8, 1996.

Item 9.     Undertakings

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida on the 25th day of July, 1996.

Everest Security Systems Corporation
(Registrant)


By: (Signature of Robert Knight appears here)
    Robert Knight, President


By: (Signature of Robert Knight appears here)
    Robert Knight, Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Karl Gelbard, Director                       Date:

(signature of Robert Knight appears here)

Robert Knight, Director                      Date: (handwritten date of
                                                    July 25, 1996 appears here)

(signature of Steven A. Sanders appears here)

Steven A. Sanders                            Date: (handwritten date of
                                                    July 25, 1996 appears here)
Frank Bauer                                  Date: